SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2004

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11303

California	95-3737816
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 451-3771

Item 5. Other Events

On June 28, 2004, we announced that we had entered into a settlement with Agen Biomedical Ltd. resolving all ongoing litigation regarding Synbiotics’ US heartworm patent and other contractual matters. The litigation, which began in September 2003, concerned alleged infringement of Synbiotics’ United States Patent 4,789,631 for canine heartworm diagnostics and related supply contract issues. Neither party admitted any liability and both will make application to the respective courts to have their respective cases dismissed with prejudice.

Under the settlement agreement we granted Agen a license to our US heartworm patent in exchange for a license fee to be paid now and in June 2005. Further, Agen granted us a license to their European FIV patent and we granted Agen a license to use a Japanese trademark.

In addition, we will supply certain antibodies to Agen for use in the manufacture of specific test kits. Agen will pay us a transfer price for the antibodies and a percentage of sales for those test kits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a)	Financial statements of businesses acquired

Not applicable.

b)	Pro forma financial information

Not applicable.

c)	Exhibits

99	Press release dated June 29, 2004, entitled “ Synbiotics Corporation Secures Settlement With Agen “.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNBIOTICS CORPORATION

Date: June 30, 2004	/s/ Keith A. Butler
Keith A. Butler
Vice President - Finance and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM 8-K

UNDER

SECURITIES EXCHANGE ACT OF 1934

SYNBIOTICS CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit
99	Press release dated June 29, 2004, entitled “ Synbiotics Corporation Secures Settlement With Agen ” .